UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                     _______________________

                           FORM 8-K/A
                     _______________________


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934



     October 6, 1994                            1-8309
(Date of earliest report)               Commission File Number



                PRICE COMMUNICATIONS CORPORATION
     (Exact name of registrant as specified in its charter)



         NEW YORK                             13-2991700
(State or other jurisdiction of         (IRS Employer
incorporation or organization)          Identification Number)



   45 Rockefeller Plaza, Suite 3201, New York, New York 10020
       (Address of principal executive offices) (Zip Code)



                         (212) 757-5600
      (Registrant's telephone number, including area code)



                         Not Applicable
  (Former name or former address, if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountant.

     On October 6, 1994, the Registrant dismissed Ernst & Young as Registrant's principal accountant to audit Registrant's financial statements, and effective the same date engaged
KPMG Peat Marwick in place of Ernst & Young. Both the dismissal of Ernst & Young and the engagement of KPMG Peat Marwick were approved by the Registrant's board of directors. The Registrant believes that there were disagreements revolving around issues relating to the accounting for the repurchase of its common stock and the manner in which such issues were dealt with. Such issues were resolved to the satisfaction of Ernst & Young. Ernst & Young's report on the Registrant's consolidated financial statements for the year ended December 31, 1993 (the only fiscal year for which Ernst & Young served as the Registrant's principal accountants) did not contain an adverse opinion or a disclaimer of opinion, or modification or qualification as to uncertainty, audit scope or accounting principles.
Item 7.  Financial Statements
and Exhibits.

     (a)  Not applicable.

     (b)  Not applicable.

     (c) The following documents are furnished as Exhibits to this Current Report on Form 8-K pursuant to Item 601 of
          Regulation S-K:

          (16) Letter re Change in Certifying Accountants.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              PRICE COMMUNICATIONS CORPORATION



Date:  October 24, 1994        /s/Kim I. Pressman
                              Kim I. Pressman
                              Executive Vice President, Secretary
                              and Director

                                                       EXHIBIT 16

                [Letterhead of Ernst & Young LLP]






October 24, 1994





Securities and Exchange Commission
450 Fifth Avenue, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K/A dated October 24, 1994 of Price
Communications Corporation and are in agreement with the statements contained therein, except that we have no basis to agree or disagree with the statements with respect to the retention of new auditors.


                                   /s/ Ernst & Young LLP
                                   Ernst & Young LLP